Translation into English	Exhibit 3.92
Bylaws and Articles of Association (one and the same)

AMENDMENT

Registry of Commerce – Filed under No. 0.288.980/10-4

48th AMENDMENT TO THE ARTICLES OF ASSOCIATION OF GLOBAL CROSSING

COMUNICAÇÕES DO BRASIL LTDA.

Federal Corporate Taxpayer ID CNPJ/MF No. 72.843.212/0001-41

State Enrollment NIRE No. 35.211.851.263

Hereby, and according to the law,

I. IMPSAT PARTICIPAÇÕES E COMERCIAL LTDA., a limited liability company, with office in the City of Cotia, State of São Paulo, Avenida Eid Mansur, 666, Parque São George neighborhood, with Federal Taxpayer ID CNPJ No 03.357.424/0001-04 (“Impsat Participações”), herein represented according to its articles of association by its Director, Mr. João Leonardo da Silva Gomes Figueira, Brazilian, married, business administrator, bearer of Identity Card RG No. 17.059.697-7 and with Federal Taxpayer ID CPF/MF No. 163.478.588-60 and with office in the City of Cotia, State of São Paulo, Avenida Eid Mansur, No. 666, Parque São Jorge neighborhood, zip code 06708-070; and

II. GC IMPSAT HOLDINGS II LIMITED, a company organized according to the laws of the United Kingdom, with office in the City of London, England, 1 London Bridge, London SEI 9BG (“GC II”), with Federal Taxpayer ID CNPJ No. 08.890.281/0001-07, herein represented by its attorney, Antonio Felix de Araújo Cintra, Brazilian, single, lawyer, bearer of Identity Card RG No. 7.783.159, with Federal Taxpayer ID CPF/MF No. 111.384.578-33, with office in the City of São Paulo, State of São Paulo, Rua Borges Lagoa, No. 1328, Vila Clementino neighborhood, zip code 04038-904;

in the condition of member representing the whole capital stock of GLOBAL CROSSING COMUNICAÇÕES DO BRASIL LTDA., a limited liability company with office in the City of Cotia, Sate of São Paulo, Avenida Eid Mansur, 666, Parque São George neighborhood, with Federal Taxpayer ID CNPJ No 72.843.212/0001-41 (“Company”), with its Bylaws duly filed with the Registry of Commerce of the State of São Paulo –JUCESP under NIRE No. 35.211.851.263, in session of September 23, 1993, decide to amend the Articles of Association of the Company, according to the following terms and conditions:

1. Hereby, and according to the law, the members decide to amend Article 3 of the Articles of Association, which shall be read as follows:

“Article 3 – The corporate object includes:

(a) To provide Multimedia Communication Services (SCM), in Brazil and abroad, by means of optic fiber, satellite, digital radio and/or other technologies, by own means and/or third parties’;

(b) To provide Commuted Fixed Telephone Service in the modalities local, domestic and international long distance in the whole Brazilian territory;

(c) To rent and commercialize telecommunication and IT equipment, license and sublicense of software and other copyrights, related to the activities described in the items below;

(d) To provide added value services, that add to a preexisting network of a telecommunication service, means and/or resources that create new specific utilities or new productive activities, related to the access to the Internet, management and monitoring of own and/or third parties’ networks, storage, transfer and recovery of data and information;

(e) To provide IT (Information Technology) services in the modalities of (i) hosting, management and monitoring of servers, data and software of third parties, (ii) storage and backup of information, and (iii) logic security of data;

(f) Assignment, rental and sub-rental of network infrastructure for telecommunications, such as dark fibers, ducts, sub-ducts, junction boxes, space in shelters and connection points and its facilities;

(g) Participation in other business or civil entities, as member, shareholder or quotaholder.

2. The other articles of these Articles of Association remain unchanged, and they are hereby unanimously and expressly approved and ratified by the Members. 3. The Members decide, by mutual and common agreement, to restate the Articles of Association of the Company, which shall be read as follows:

ARTICLES OF ASSOCIATION OF

GLOBAL CROSSING COMUNICAÇÕES DO BRASIL LTDA.

CHAPTER 1 – NAME AND OFFICE

Article 1 – The Company’s name is GLOBAL CROSSING COMUNICAÇÕES DO BRASIL LTDA.

Article 2 – The Company has its head office in the City of Cotia, State of São Paulo, Avenida Eid Mansur, No. 666, first floor, Parque São George neighborhood, zip code 06708-070, and may have branches, offices and agencies in any place of Brazil and abroad, by resolution of member or members representing the majority of the capital stock or the Board of Directors of the Company.

§1 – The Company has a branch in the City of Rio de Janeiro, State of Rio de Janeiro, Avenida Pedro II, 329, Engenho Velho neighborhood, zip code 20941-070.

§2 – The Company has a branch in the City of Curitiba, State of Paraná, Rua do Semeador, 350, Campo Comprido District, zip code 81270-050.

§3 – The Company has a branch in the City of Cotia, State of São Paulo, Avenida Eid Mansur, 666, first floor, Parque São George neighborhood, zip code 067088-070.

§4 – The Company has a branch in the City of Brasília, Federal District, SB/NORTE, Block 01, Building B, No. 14, suites 303 and 304, Confederação Nacional do Comércio Building, zip code 70041-902.

§5 – The Company has a branch in the City of Londrina, State of Paraná, Avenida Higienópolis, No. 210, suite 702, 7th floor, Londrina Trade Center Building, Downtown, zip code 86020-080.

§6 – The Company has a branch in the City of Porto Alegre, State of Rio Grande do Sul, Avenida Carlos Gomes, 141, suite 806, Mont Serrat neighborhood, zip code 90480-003. , §7 – The Company has a branch in the City of Belo Horizonte, State of Minas Gerais, Avenida Brasil, 1438, suites 601, 602, 603, 604 and 605, Funcionários neighborhood, zip code 30140-003.

§8 – The Company has a branch in the City of Campinas, State of São Paulo, Rua Conceição, 233, 21st floor, suite 2114, Downtown, zip code 13010-050.

§9 – The Company has a branch in the City of Barueri, State of São Paulo, Avenida Tamboré, 1400/1440, Alphaville neighborhood, zip code 06460-000.

§10 – The Company has a branch in the City of Recife, State of Pernambuco, Avenida Eng. Domingos Ferreira, 2391, suite 602 - Boa Viagem neighborhood, zip code 51020-031.

§11 – The Company has a branch in the City of Salvador, State of Bahia, Rua das Vassouras No. 2, Fleming Building, suite 206, Downtown, zip code 40020-020.

§12 – The Company has a branch in the City of Rio de Janeiro, State of Rio de Janeiro, Estrada dos Bandeirantes, No. 12.178 - Vargem Pequena neighborhood, zip code 22.783-112.

§13 – The Company has a branch in the City of Fortaleza, State of Ceará, Avenida Dioguinho, No. 2.950 - Praia do Futuro neighborhood, zip code 60.181-770.

§14 – The Company has a branch in the City of Praia Grande, State of São Paulo, Avenida Moisés D’Oliveira, No. 100 - Vila Imirim neighborhood, zip code 11.709-000.

CHAPTER II – CORPORATE OBJECT

Article 3 – The corporate object includes:

(h) To provide Multimedia Communication Services (SCM), in Brazil and abroad, by means of optic fiber, satellite, digital radio and/or other technologies, by own and/or third parties’ means;

(i) To provide Commuted Fixed Telephone Service in the modalities local, domestic and international long distance in the whole Brazilian territory;

(j) To rent and commercialize telecommunication and IT equipment, license and sublicense of software and other copyrights, related to the activities described in the items below;

(k) To provide added value services, that add to a preexisting network of a telecommunication service, means and/or resources that create new specific utilities or new productive activities, related to the access to the Internet, management and monitoring of own and/or third parties’ networks, storage, transfer and recovery of data and information;

(l) To provide IT (Information Technology) services in the modalities of (i) hosting, management and monitoring of servers, data and software of third parties, (ii) storage and backup of information, and (iii) logic security of data;

(m) Assignment, rental and sub-rental of network infrastructure for telecommunications, such as dark fibers, ducts, sub-ducts, junction boxes, space in shelters and connection points and its facilities;

(n) Participation in other business or civil entities, as member, shareholder or quotaholder.

CHAPTER III – TERM OF DURATION

Article 4 – The term of existence of the Company is perpetual.

CHAPTER IV – CAPITAL STOCK

Article 5 – The capital stock of the Company is of five hundred and four million, nine hundred and ninety-six thousand, eight hundred and forty-seven Brazilian Reals (R$ 504,996,847.00), fully subscribed and paid in the Brazilian legal tender, goods and rights, divided into five hundred and four million, nine hundred and ninety-six thousand, eight hundred and forty-seven (504.996.847) shares, with par value of one Brazilian Real (R$ 1.00) each, distributed between the members as follows:

Name	Number of shares	Value of the shares (R$)	Percentage on the capital
Impsat Participações e Comercial Ltda.	305,925,812	305,925,812.00	60.58%
GC Impsat Holdings II Limited	199,071,035	199,071,035.00	39.42%
Total	504,996,847	504,996.847.00	100%

Sole Paragraph – The liability of each member is restricted to the value of its shares, but all of them are jointly and severally liable for the payment of the capital stock.

CHAPTER V – THE MANAGEMENT AND REPRESENTATION OF THE COMPANY

Article 6 – The administration and the management of the Company shall be the responsibility of the members that may delegate their authority to up to seven (7) officers, residing and domiciled in Brazil, who shall be designated as President Director, Executive Directors and Directors.

Sole Paragraph – The compensation of the officers shall be on a monthly basis as a “pro labore”, the amount of which shall be established and paid according to the applicable legal and contractual provisions.

Article 7 – The Officers shall be responsible for the general management of the Company and the practice of all the acts necessary or convenient to the management of the Company. The Officers shall have authority, among others, to:

(a) ensure the compliance with the law and these articles of association and implement the decisions taken in the shareholders meetings;

(b) administrate, manage and conduct the business of the Company, as well as to purchase, sell, exchange, burden or in any other way to acquire goods for the Company, determining their prices, terms and conditions;

(c) sign any documents, including those entailing liability or obligation for the Company, including indentures, debt securities, exchange instruments, checks, payment orders and others;

(d) prepare internal regulations, rules and other similar directives related to the Company’s management;

(e) delegate the several attributions and functions among the employees of the Company; and

(f) designate attorneys on behalf of the Company.

Sole Paragraph – Any of the Officers, jointly or severally, shall have authority to represent the Company, as petitioner or respondent, in or out of Court, before third parties, before any federal, state or city public departments, as well as before autonomous government agencies, privately and publicly held companies and quasi-governmental entities.

Article 8 – All the acts and documents which entail assumption of liability or obligation by or for the Company, such as grant of powers of attorney, any type of agreements, indentures, checks, promissory notes, exchange letters, payment orders, debt instruments in general, including contracting of loans and other documents not specified in these Articles of Association shall be mandatorily signed by:

(a) the President Director, isolatedly; or

(b) an Executive Director, jointly with the President Director or other Executive Director; or

(b) a Director, jointly with the President Director or an Executive Director.

§ 1 – The representation of the Company by attorneys shall be admitted also only in the following cases:

(a) For obligations and liabilities of the Company, the amounts of which do not exceed R$360,000.00, the Company may be represented through the signature of an attorney, with specific authority, jointly with an Executive Director or a Director, or other attorney, designated according to item f of Article 7 above.

(b) For obligations or liabilities of the Company, the amounts of which are between R$350,000.00 and R$3,500,000.00, the Company may be represented by an attorney, with specific authority, jointly with an Executive Director or a Director.

§ 2 – In the simple routine cases, such as the execution of applications, vouchers, letters, endorsement of not to bearer checks exclusively for credit in a Company’s bank checking account, they may be represented by a director or attorney designated for this purpose.

§ 3 – The acts practiced in disagreement with the provisions set forth herein shall be null and with no effects as regards the Company.

Article 9 – The acts by any member, directors, attorneys or employees involving the Company into obligations related to businesses or transactions not included in the corporate object, such as suretyship, guarantees, endorsements or any other collateral to the benefit of third parties, are expressly forbidden, and they shall be null and ineffective as regards the Company.

Sole Paragraph – The prohibition contained in this article shall not apply to the grant of guarantees by the Company to third parties to the benefit of companies belonging to the group of companies to which the Company belongs.

CHAPTER VI – ASSIGNMENT AND TRANSFER OF SHARES

Article 10 – The member may assign his/her/its share, in full or in part, to other member, regardless the consent by of the others, or to a third party, if there is no opposition by holders of more than one fourth of the capital stock.

CHAPTER VII – FISCAL YEAR, BALANCE SHEETS AND FINANCIAL STATEMENTS

Article 11 – The fiscal year shall start on January 1st and end on December 31st. At the end of each fiscal year, and related to it, the balance sheet shall be prepared as well as the other financial statements.

Article 12 – The net profits obtained on a yearly basis shall be allocated according to the resolution by the member or members representing the majority of the capital stock. None of the members shall be entitled to any part of the profits until an express resolution is taken on its allocation. The Company shall prepare half-year balance sheets, distributing interim profits then existing.

CHAPTER VIII – LIQUIDATION

Article 13 – In the case of liquidation or dissolution of the Company, the members shall designate among them a liquidator with the required authority to wind up the Company, who shall proceed according to the laws in force.

Sole Paragraph – After all the creditors are paid and all the obligations are complied with and after all the assets are reduced to cash, the remaining net wealth shall be distributed among the members, at their proportion of the interest of each one in the capital stock of the Company.

Article 14 – The dissolution, winding up, bankruptcy, arrangement with creditors, exit, insolvency or exclusion of any of its members shall not dissolve the Company, which shall continue to operate with the remaining ones, unless these, by mutual agreement, decide to liquidate it. The property of the dissolved, liquidated, extinguished, bankrupted, agreeing with creditors, exiting, insolvent or excluded member shall be assessed based on the last general balance sheets prepared by the Company and they shall be paid to him/her/it or legal successors, within the term of up to 6 months, counted from the fact, on a single installment adjusted for inflation up to the date of its actual payment based on the General Rate of Market Prices - IGP-M monthly published by Fundação Getúlio Vargas - FGV, or other rate that shall replace it according to the law.

CHAPTER IX – AMENDMENT

Article 15 – These Articles of Association may be freely amended, at any time, by resolution of three fourths of the shareholders.

CHAPTER X – MISCELLANEOUS

Article 16 – To solve the issues arising hereof the parties elect the Court Jurisdiction of São Paulo, State of São Paulo, excluding any other, however privileged.

Article 17 – These Articles of Association shall be complemented by the provisions related to the limited liability company provisions set forth in the corporate law.”

In witness whereof, the parties execute this Instrument in four (04) counterparties of equal content and form for one single effect, in the presence of the two undersigned witnesses, and the parties undertake, for themselves and their heirs, successors and assignees under any title.

Cotia, March 30, 2010.

IMPSAT PARTICIPAÇÕES E COMERCIAL LTDA.
By João Leonardo da Silva Gomes Figueira

GC IMPSAT HOLDINGS II LIMITED
By Antonio Felix de Araujo Cintra

Witnesses:

Name: Maria Elegiani Damasceno
ID Card RG: 14.231.796-2
Federal Taxpayer ID CPF/MF.: 066.468.708-37

Name: Daniella Santillo Sales
ID Card RG: 19.644.862-1
Federal Taxpayer ID CPF: 146.459.378-71

(Stamp:) State Department of Treasury. Registry of Commerce of the State of São Paulo. I hereby certify the registration under number 114.516/10-8. (Sgd.) (illegible),

Kátia Regina Bueno de Godoy, Registrar